Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY ANNOUNCES CHIEF EXECUTIVE OFFICER TRANSITION AND PRELIMINARY FOURTH QUARTER AND FULL YEAR 2022 RESULTS

●	Tom Tomlinson retires as President and Chief Executive Officer
●	Director Michelle Gloeckler named Interim President and Chief Executive Officer
●	Matthew Rubel appointed Executive Chairman
●	Graham Clempson appointed as a new Director
●	Company provides preliminary fourth quarter and full year 2022 results

BOWLING GREEN, KY – February 6, 2023 – Holley Inc. (NYSE: HLLY), the leading platform serving performance automotive enthusiasts, today announced that Tom Tomlinson will retire as President and Chief Executive Officer (“CEO”) and resign from the Board. The Board has appointed current Director, Michelle Gloeckler, as Interim President and CEO while it conducts a comprehensive search process to identify a permanent CEO. The search will be conducted with the assistance of Heidrick & Struggles, who was retained by the Board in September 2022 for a comprehensive review of succession planning. Ms. Gloeckler has been a member of the Board since July 2021 and has over 30 years of experience in consumer-packaged goods, merchandising, sourcing, manufacturing and strategy.

In addition, Matthew Rubel, the Company’s current Chairman of the Board, was designated and appointed Executive Chairman of the Board, and expects to serve in such role until a permanent CEO has been selected. Further, Graham Clempson, an observer on the Board since the Company’s business combination with Empower Ltd. in July 2021, was appointed to serve as a member of the Board, effective immediately. Mr. Clempson will serve as the Chair and member of the Compensation and Talent Committee and as a member of the Audit Committee. Anita Sehgal, who joined the Board in May of 2022, will become the Chair of the Nominating and Governance Committee.

“The Board thanks Tom for his many contributions and leadership during his twelve years as CEO and nearly twenty years at Holley,” said Mr. Rubel. “Tom’s commitment to the business and passion for automotive enthusiasts have helped grow Holley into a recognized leader in the growing enthusiast market with a solid foundation for future growth. We wish Tom well in his future endeavors.”

Mr. Rubel continued, “Holley has an industry leading position in high performance aftermarket products for car and truck enthusiasts, and we are well positioned to execute on our vision of enabling them in their automotive journeys. We are fortunate to have Michelle lead Holley while the Board conducts the search for a permanent CEO. She has a demonstrated ability to connect with customers, drive growth and build teams in consumer portfolio businesses that will serve Holley well.”

Ms. Gloeckler said, “I have tremendous respect for the Holley team and their commitment to our customers. I look forward to working closely with the Board and Holley’s Executive Leadership team to lead the Company and execute on the strategic vision.”

“It has been an honor to lead Holley since 2009 and I would like to thank all of our employees for their commitment and service to the Company,” said Tomlinson. “We have accomplished a great deal together, and I believe this team will continue to drive strong long-term growth well into the future.”

Preliminary Fourth Quarter and Full Year 2022 Results

While the Company is still conducting its financial closing procedures for the quarter and year ended on December 31, 2022, and the audit by the independent auditor is still underway, the Company today announced preliminary results for the 13-week period and full year ended December 31, 2022.

Fourth Quarter Highlights vs. Prior Year Period

●	Preliminary Net Sales of $153-$155 million compared to $180 million in the fourth quarter 2021
●	Preliminary Gross Profit of $46-$48 million compared to $75 million in the fourth quarter of 2021
●	Preliminary Net Loss of $19-$17 million compared to a Net Loss of $18 million in the fourth quarter of 2021
●	Preliminary Adjusted EBITDA[1] of $13 to $15 million, compared to $36 million in the fourth quarter of 2021

Full Year 2022 Highlights vs. Prior Year Period

●	Preliminary Net Sales of $687-$689 million, compared to $693 million in 2021
●	Preliminary Gross Profit of $253-$255 million, compared to $287 million in 2021
●	Preliminary Net Income of $70-$72 million, compared to a Net Loss of $27 million in 2021
●	Preliminary Adjusted EBITDA[1] range of $113 to $115 million, compared to $169 million in 2021

1See “Use and Reconciliation of Non-GAAP Financial Measures” below.

“We are making the necessary changes to return Holley to profitable growth, including adding a highly experienced Interim Chief Operating Officer in December 2022, Brian Appelgate, who is leading our cost reduction initiatives,” said Interim President and CEO Michelle Gloeckler. “The entire Holley team is committed to delivering on the Holley Strategic Vison – to inspire and enable enthusiasts in their automotive adventures while bringing innovation, discovery, and fun to motor life.”

“Holley’s results for the fourth quarter and full year 2022 were below our expectations,” said Chief Financial Officer, Jesse Weaver. “Ongoing supply chain challenges and normalization of consumer demand to pre-covid levels reduced sales in the second half of 2022. Adjusted EBITDA results were disappointing, as continued deleveraging of fixed cost, inflation, and manufacturing challenges from the unpredictable supply chain significantly impacted our profitability. While we reduced our past-due orders by over 25% in the fourth quarter, the improvement came in product categories outside of electronics, which has been a key growth area for the Company in recent years.”

Mr. Weaver continued, “As Holley executed its acquisition growth strategy in recent years, the Company underwent a significant transformation. In the last three years, we’ve closed 16 acquisitions, integrated 13 ERP systems and consolidated more than 160,000 square feet across 10 locations.  To fully maximize the value of these transactions and position the Company for the next wave of growth, our focus in 2023 will be accelerating deal synergy capture and improving free cash flow across the Company through a combination of realigning teams to key strategic focus areas, streamlining operations, and working with vendors to bring cost back in line. Furthermore, targeted cost and inventory management efforts aim to improve profitability and support debt reduction, while a recently implemented interest rate collar should help to minimize the effects of rising interest rates on the Company.  We are actively engaged in discussions with our lenders to ensure maximum flexibility as we execute these plans.”

Mr. Weaver continued, “We intend to provide our initial 2023 financial guidance on our upcoming fourth quarter 2022 earnings call in early March, and we will include more detail around these efforts and their expected impact during the call.”

Michelle Gloeckler Biography

Ms. Gloeckler, 56, has served as a member of the Board since July 2021, and, prior to her appointment as Interim Chief Executive Officer, she served as the Chair of each of the Board’s Compensation and Talent Committee and Nominating and Governance Committee. Ms. Gloeckler is a former retail executive with more than thirty years of experience in retail, consumer-packaged goods, merchandising, sourcing, manufacturing and strategy. In December 2021, Ms. Gloeckler was appointed as an independent member of the Board of Directors of Pairwise. Ms. Gloeckler has been a member of the board of directors of BJ’s Wholesale Club (NYSE: BJ) since September 2019, where she serves on the nominating and governance committee. In May 2021, Ms. Gloeckler was appointed as a member of the Board of Directors of The Duckhorn Portfolio, Inc. (NYSE: NAPA), where she serves on the audit committee and nominating and corporate governance committee. Ms. Gloeckler served as an independent director on Benson Hill Biosystems, Inc.’s board and audit committee from 2019 to 2021, and was the Chief Merchant & President International for Academy Sports & Outdoors (NASDAQ:ASO), a sporting goods retailer, from August 2016 to January 2019. Ms. Gloeckler was an executive at Walmart Inc. (NYSE: WMT), from 2009 to 2016, where she held various executive roles. Most recently she served as Executive Vice President, Consumables, Health and Wellness, and led their US manufacturing initiative. Prior to that, Ms. Gloeckler held leadership roles at The Hershey Company, a global confectionary manufacturer, for more than 20 years. Ms. Gloeckler served on The University of Michigan Dean’s Advisory Council from 2015 to 2022. She holds a bachelor’s degree in Communication and Psychology from the University of Michigan.

Matthew Rubel Biography

Mr. Rubel has been the Company’s non-executive Chairman of the Board since its business combination with Empower Ltd. (“Empower”) in July 2021. Prior to the business combination, Mr. Rubel served as Empower’s Chief Executive Officer and Chairman since August 2020. Mr. Rubel has served as the Chairman of MidOcean Partners’ (“MidOcean”) Executive Board since joining the firm in 2018, where he leads the Executive Board’s efforts to provide industry insights to MidOcean Partners’ investment teams and portfolio companies. Mr. Rubel is a renowned retail and brand Chief Executive Officer, having led many successful global brands and businesses. Most recently, Mr. Rubel served as Chief Executive Officer, President, and Board Member of Varsity Brands, a leader in sport, spirit and achievement products, which he strategically focused and integrated. Previously, Mr. Rubel served as Chairman, Chief Executive Officer and President of Collective Brands, Inc., which included Payless ShoeSource, Sperry Topsider, Saucony, Stride Rite and Keds. Prior to Collective Brands, Mr. Rubel was Chairman, Chief Executive Officer and President of Cole Haan LLC, from 1999 to 2005. Prior to Cole Haan, he served in senior management roles at J. Crew Group, Revlon and Murjani International Ltd. Mr. Rubel holds a Bachelor of Science from Ohio University and an MBA from the University of Miami.

Graham Clempson Biography

Mr. Clempson has been an observer on the Board since its business combination with Empower in July 2021. Prior to the business combination, Mr. Clempson served as Empower’s President and was a member of Empower’s Board of Directors. He is Vice Chairman of MidOcean, which he co-founded in 2003, and serves on MidOcean’s Executive Board with a focus on the firm’s Investment Strategy, Portfolio Management and Business Development functions based in New York. Previously, Mr. Clempson was MidOcean’s European Managing Partner, based in London, from the firm’s inception until 2012. In addition to his role at MidOcean, Mr. Clempson serves as Managing Partner at Quartic Capital LLP, which he founded in 2012. Quartic Capital LLP invests in and manages complex portfolios of secondary private equity assets, in partnership with Coller Capital, a leading global secondary private equity investment firm. Prior to co-founding MidOcean, Mr. Clempson held various leadership positions in the European finance and private equity sectors, including CEO of Morgan Grenfell Private Equity, European Managing Partner of Deutsche Bank Capital Partners, and Co-Head of European Investment Banking at Deutsche Bank, with particular responsibility for the bank’s Financial Sponsor Coverage, Leveraged Finance and High Yield departments. Mr. Clempson began his career at Bankers Trust Company in 1983.

Anita Sehgal Biography

Ms. Sehgal has served as Senior Vice President, Marketing & Communications with the Houston Astros, a Major League Baseball team, since 2015. In her role, Ms. Sehgal provides strategic leadership for the ballclub’s retail, advertising, marketing, communications, broadcasting, and alumni relations, including support for a broad variety of sponsorship, ticket, special event, community, and the Astros Golf Foundation and Houston Open initiatives. Prior to joining the Houston Astros, Ms. Sehgal spent over 20 years in various strategic marketing functions with several organizations, including FGL Sports, Best Buy and most recently Academy Sports + Outdoors. Ms. Sehgal received a Bachelor of Business Administration degree, with a focus in marketing and human resources, from the University of Regina. Ms. Sehgal currently serves as an independent board director for Reitmans Canada Ltée and Escalade Inc.

About Holley Inc.

Holley Inc. (NYSE: HLLY) is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Holley offers the largest portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability to recognize the anticipated benefits of the business combination with Empower LTD, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 2) costs related to the business combination and Holley becoming a public company; 3) disruptions to Holley's operations, including as a result of cybersecurity incidents; 4) changes in applicable laws or regulations; 5) the outcome of any legal proceedings that may be instituted against Holley; 6) general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine); 7) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors; 8) Holley’s estimates of its financial performance; 9) the impact of the novel coronavirus disease pandemic and its effect on business and financial conditions; 10) our ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; and 11) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2022, and that are otherwise described or updated from time to time in Holley’s filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Non-GAAP Financial Measures

Holley believes EBITDA and Adjusted EBITDA are useful to investors in evaluating the Company’s financial performance. In addition, Holley uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business. Holley believes that these non-GAAP financial measures help to depict a more realistic representation of the performance of the underlying business, enabling the Company to evaluate and plan more effectively for the future.

HOLLEY INC. and SUBSIDIARIES
USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)

	For the thirteen weeks ended			For the year ended
	December 31,			December 31,
	2022 Preliminary		2021	2022 Preliminary		2021
	Low	High	Actual	Low	High	Actual
Net Income (Loss)	$(19)	$(17)	$(18)	$70	$72	$(27)

Adjustments:
Interest Expense	13	13	8	40	40	39
Income Taxes*	(2)	(2)	3	6	6	10
Depreciation	2	2	4	10	10	12
Amortization	4	4	4	15	15	14
EBITDA	(2)	—	1	141	143	48

Acquisition and Restructuring Costs	1	1	2	5	5	6
Earn-Out from Simpson Acquisition	—	—	—	—	—	17
Impairment of Indefinite-Lived Intangible Assets	—	—	—	2	2	—
Change in Fair Value of Warrant Liability	(6)	(6)	15	(57)	(57)	32
Change in Fair Value of Earn-Out Liability	(2)	(2)	2	(11)	(11)	9
Loss on Early Extinguishment of Debt	—	—	12	—	—	14
Product Rationalization	5	5	—	5	5	—
Equity-Based Compensation Expense	15	15	2	24	24	5
Related Party Acquisition and Management Fee Costs	—	—	—	—	—	26
Notable Items	1	1	1	2	2	11
Other (Income) Expense	1	1	1	2	2	1
Adjusted EBITDA	$13	$15	$36	$113	$115	$169
*Income taxes for 2022 are not complete at the time of this filing, but do not impact EBITDA or Adjusted EBITDA amounts.

Holley defines EBITDA as earnings before (a) interest expense, (b) income taxes and (c) depreciation and amortization. Holley defines Adjusted EBITDA as EBITDA plus (i) acquisition integration and restructuring costs, (ii) an adjustment in 2021 due to a change in the fair value of the Simpson acquisition contingent consideration payable, (iii) impairment of indefinite-lived intangible assets (iv) changes in the fair value of the warrant liability, (v) changes in the fair value of the earn-out liability, (vi) loss on the early extinguishment of debt (vii) product rationalization initiatives aimed at eliminating unprofitable or slow-moving stock keeping units, (viii) compensation expense related to equity awards, (ix) related party acquisition and management fee costs, (x) notable items that in 2022 consist primarily of non-cash adjustments related to the adoption of ASC 842, "Leases," and in 2021 consist primarily of the amortization of the fair market value increase in inventory due to acquisitions, and (xi) other expenses, which for 2022 includes a $1.0 million loss on the sale of a business and for all periods includes net losses from disposal of fixed assets and foreign currency transactions. We have included within the definition of Adjusted EBITDA impairment of indefinite-lived intangible assets, changes in the fair value of warrant liabilities, changes in the fair value of the earn-out liability, and losses from the early extinguishment of debt, as management believes such matters, when they occur, do not directly reflect the performance of the underlying business.

EBITDA and Adjusted EBITDA are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing Holley’s financial performance. These metrics should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP.

Investor Relations:

Ross Collins / Stephen Poe

Alpha IR Group

312-445-2870

HLLY@alpha-ir.com